Exhibit 23.2

Consent of Independent Auditors

We consent to incorporation by reference in this Pre-Effective Amendment No. 1 to Registration
Statement on Form S-11 (File No. 333-217579) of our report dated August 31, 2017, relating to the historical summary of gross income and direct operating expenses of 250 Williams Atlanta
Data Center for the year ended December 31, 2016, and the related notes to the financial statement, as filed in the Current Report on Form 8-K/A on August 31, 2017. We further consent to the reference to us under the heading "Experts" in the prospectus.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia
October 30, 2017